EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


TXU Corp.:

We consent to the incorporation by reference in Registration Statement No. 333-32841 on Form S-8 of our report dated August 17, 2000, appearing in this Annual Report on Form 11-K of the TXU Deferred and Incentive Compensation Plan for the year ended June 30, 2000.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Dallas, Texas
September 26, 2000